UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2019

ELECTRO-SENSORS, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-09587	41-0943459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6111 Blue Circle Drive

Minnetonka, Minnesota 55343-9108

(Address of Principal Executive Offices)

(952) 930-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	ELSE	Nasdaq Capital Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, Electro-Sensors, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 24, 2019 (the “2019 Annual Meeting”). In a Form 8-K dated April 24, 2019, the Company reported the voting results with respect to each matter voted upon at the 2019 Annual Meeting. As noted in that Form 8-K, a majority of the Company’s shareholders cast a non-binding, advisory vote in favor of conducting future Say-on-Pay votes on a triennial basis. The result of the advisory vote on the frequency of future Say-on-Pay votes (a “Frequency Vote”) were:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
414,740	26,458	1,708,068	5,211	20,910

Subsequent to the Annual Meeting, the Company’s Board of Directors met on May 8, 2019 and determined that the Company will hold future votes asking shareholders to approve the compensation of the Company’s named executive officers on a triennial basis. The Board believes that a vote on executive compensation every three years is the best approach for the Company. The Company’s executive compensation plan is intended to incentivize and reward performance over a multi-year period, and a three-year cycle is consistent with these time horizons. The Board appreciates the feedback from its shareholders and considered the shareholder vote as part of the decision-making process regarding the frequency of future advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRO-SENSORS, INC

Date: May 24, 2019	By: /s/ David L. Klenk
David L. Klenk
Chief Executive Officer and Chief Financial Officer